UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	June 4, 2024

Tellurian Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-5507	06-0842255
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1201 Louisiana Street, Suite 3100, Houston, TX	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(832) 962-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	TELL	NYSE American LLC

8.25% Senior Notes due 2028	TELZ	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 4, 2024, the Compensation Committee (“Compensation Committee”) of the board of directors (the “Board”) of Tellurian Inc. (“Tellurian” or the “Company”) approved and adopted an amended and restated Tellurian Inc. Incentive Compensation Program (the “A&R ICP”). The Tellurian Inc. Incentive Compensation Program (the “ICP”) was updated to clarify and emphasize that both short-term and long-term incentive awards under the ICP are awarded on terms and conditions to be established by the Compensation Committee.

The foregoing description of the A&R ICP does not purport to be complete and is qualified in its entirety by reference to the full text of the A&R ICP, which is attached as Exhibit 10.1 to this report and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 5, 2024, the Company held its 2024 annual meeting of stockholders (the “Annual Meeting”). Holders of 833,208,186 shares of Tellurian common stock and 6,123,782 shares of Tellurian preferred stock issued and outstanding at the close of business on the record date of April 22, 2024 were entitled to vote at the Annual Meeting, of which 443,633,954 shares of Tellurian common stock or preferred stock, or approximately 52.86% of those entitled to vote, were represented in person or by proxy at the Annual Meeting.

The certified results of the matters voted upon at the Annual Meeting, which are more fully described in the Company’s proxy statement for the Annual Meeting, are as follows:

Proposal 1 – Election of directors

Each of Martin J. Houston and Jonathan S. Gross was elected to the Board to hold office until the 2027 annual meeting of stockholders and his successor is duly elected and qualified.

Martin J. Houston

For	Against	Abstain	Broker Non-Votes
164,719,611	40,603,921	2,007,346	236,303,076

Jonathan S. Gross

For	Against	Abstain	Broker Non-Votes
178,416,524	26,001,333	2,913,021	236,303,076

Proposal 2 – To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024

The appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024 was ratified.

For	Against	Abstain
429,580,534	9,564,887	4,488,533

Proposal 3 – To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers

The compensation of the Company’s named executive officers, as disclosed in the proxy statement, was approved on a non-binding advisory basis.

For	Against	Abstain	Broker Non-Votes
122,749,186	62,901,200	21,680,492	236,303,076

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
10.1†	Tellurian Inc. Incentive Compensation Program, as amended and restated effective as of June 4, 2024
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document (included as Exhibit 101)
†	Management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELLURIAN INC.

Date: June 7, 2024	By:	/s/ Simon G. Oxley
	Name:	Simon G. Oxley
	Title:	Executive Vice President and Chief Financial Officer

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